UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

HECHINGER LIQUIDATION TRUST
(Exact name of registrant as specified in its charter)

Delaware	000-50160	52-7230151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 East Gude Drive, Suite 206, Rockville, MD		20850
(Address of principal executive offices)		(Zip Code)
(301) 838-4311 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. Other Events

On May 19, 2008, the United States Court of Appeals for the Third Circuit (the “Court of Appeals”) issued a decision in the previously disclosed Committee Action, described below.

An amended complaint was filed in the United States Bankruptcy Court for the District of Delaware on April 3, 2001, as Civil Action No. 00-840-RRM and was styled “The Official Committee of Unsecured Creditors of Hechinger Investment Company of Delaware, Inc., et. al., Plaintiff, v. Fleet Retail Finance Group, et. al., Defendants” (the “Committee Action”). The Committee Action alleged, among other things, that the defendants carried out certain transactions despite their knowledge that Hechinger was insolvent at the time, and asserted claims including fraudulent conveyance and/or breach of fiduciary duty against various defendants. The Committee Action, assigned to Hechinger Liquidation Trust (the “Liquidation Trust”) under the Revised First Amended Consolidated Plan of Liquidation for Hechinger Investment Company of Delaware, Inc. and affiliates, was heard in the United States District Court for the District of Delaware (the “District Court”).

During July 2005, the District Court issued a memorandum opinion and order on pending summary judgment motions (collectively, the “Summary Judgment Decision”), which among other things dismissed the claims of the Liquidation Trust against certain defendants in the Committee Action. During August 2005, the District Court substantively denied the Liquidation Trust’s motion for reconsideration of the Summary Judgment Decision. During December 2005, the Liquidation Trust filed its notice of appeal from the Summary Judgment Decision and related judgment in the Committee Action with the Court of Appeals.

A March 2006 mediation that was ordered and conducted by the Court of Appeals did not result in a settlement among the remaining parties to the Committee Action. The Liquidation Trust subsequently continued to pursue its appeal of the Summary Judgment Decision as against the remaining defendants, Chase Manhattan Bank, Leonard Green & Partners and Green Equity Investors II.

Briefing in the Committee Action appeal was completed during July 2007 and the Court of Appeals heard oral argument during April 2008. On May 19, 2008, the Court of Appeals issued a decision affirming the Summary Judgment Decision.

The Liquidation Trust is in the process of reviewing the Court of Appeals decision and determining its response thereto. There can be no assurance of the outcome of any action the Liquidation Trust may take to obtain a reversal of the Court of Appeals decision.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECHINGER LIQUIDATION TRUST

Date: May 22, 2008	By:	/s/ Conrad F. Hocking
Name: Conrad F. Hocking
Title: Liquidation Trustee